Boston Private Reports Third Quarter 2019 Results

Third Quarter 2019 Highlights include:

•	Net income was $20.0 million, or $0.24 per diluted share

•	Return on average common equity (non-GAAP) was 9.8%

•	Return on average tangible common equity (non-GAAP) was 11.0%

•	Average total loans were $7.0 billion, a 4% increase year-over-year

•	Average total deposits were $6.7 billion, a 1% decrease year-over-year

•	Total assets under management/advisory (“AUM”) were $16.2 billion, a decrease of 8% year-over-year

•	Total net flows were negative $137 million, of which negative $100 million were attributable to the Wealth Management & Trust segment

•	Completed the integration of wholly-owned affiliates Boston Private Wealth LLC and KLS Professional Advisors Group, LLC ("KLS")

Boston, MA - October 24, 2019 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported third quarter 2019 Net income attributable to the Company of $20.0 million, compared to $19.4 million for the second quarter of 2019 and $18.0 million for the third quarter of 2018. Third quarter 2019 Diluted earnings per share were $0.24, compared to $0.22 in the second quarter of 2019 and $0.20 in the third quarter of 2018.
"Our team is making strong progress building a platform to support the growth initiatives we shared during our Investor Day," said Anthony DeChellis, CEO of Boston Private. "Our third quarter results reflect disciplined expense management in a challenging net interest income environment, as we position our businesses to be more cohesive and competitive.
"This quarter, we welcomed John Longley as the President of the Western Region and Pat Dwyer as the Head of Strategic Business Development to help drive growth across the company. We also completed the formal integration of Boston Private Wealth and KLS Professional Advisors, a key milestone towards simplifying the BPFH business model and scaling Boston Private's ability to compete at the highest levels of the financial services industry."

Summary Financial Results - Reported
				% Change
($ in millions, except for per share data)	3Q19	2Q19	3Q18	LQ	Y/Y
Net income	$20.0	$19.4	$18.0	3%	11%
Diluted earnings per share	$0.24	$0.22	$0.20	9%	20%

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$25.7	$26.2	$23.4	(2)%	10%
Return on average common equity ("ROACE")	9.8%	9.8%	9.7%
Return on average tangible common equity ("ROATCE")	11.0%	11.1%	11.4%
The Company's reported financial results increased year-over-year primarily as a result of a $5.8 million restructuring expense during the third quarter of 2018.
In addition to presenting the Company’s results in conformity with GAAP, the Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. For additional information on non-GAAP measures, see page 6. A reconciliation of GAAP to non-GAAP results can be found beginning on page 17.

Summary Financial Results - Operating Basis (non-GAAP)
				% Change
($ in millions, except for per share data)	3Q19	2Q19	3Q18[1]	LQ	Y/Y
Net income	$20.0	$19.4	$22.5	3%	(11)%
Diluted earnings per share	$0.24	$0.22	$0.25	9%	(5)%

Pre-tax, pre-provision income	$25.7	$26.2	$29.2	(2)%	(12)%
Return on average common equity	9.8%	9.8%	12.1%
Return on average tangible common equity	11.0%	11.1%	14.2%
[1] 3Q18 results adjusted to exclude the impact of $5.8 million restructuring expense, net of $1.2 million tax effect

Divested Affiliates
The Company completed the sale of Bingham, Osborn & Scarborough LLC ("BOS") during 2018. Financial results from BOS remain consolidated in the Company's financial results through the closing date of December 3, 2018.
For presentation purposes, BOS's AUM is excluded from AUM amounts, but is included in the calculation of Core fees and income. The discussion below includes non-GAAP measures that exclude the contributions from BOS in order to enhance comparability of trends in the core business.

Net Interest Income and Margin
				% Change
($ in millions)	3Q19	2Q19	3Q18	LQ	Y/Y
Net interest income	$56.2	$57.5	$59.6	(2)%	(6)%
Less: Interest recovered on previous nonaccrual loans	0.2	—	1.0	nm	nm
Core net interest income (non-GAAP)	$56.0	$57.5	$58.7	(3)%	(5)%

Net interest margin	2.72%	2.78%	2.90%
Core net interest margin (non-GAAP)	2.71%	2.78%	2.90%
nm = not meaningful
Net interest income for the third quarter of 2019 was $56.2 million, a decrease of 2% linked quarter and 6% year-over-year. Core net interest income, which excludes interest recovered on previous nonaccrual loans, decreased 3% linked quarter and 5% year-over-year. The linked quarter decrease was primarily driven by the repricing of variable rate loans and lower interest-earning asset volumes, partially offset by lower borrowing volumes.
The Company’s Core net interest margin, which excludes interest recovered on previous nonaccrual loans, decreased 7 basis points on a linked quarter basis to 2.71%, primarily driven by lower interest-earning asset yields and higher deposit costs, partially offset by lower borrowing volumes.

Noninterest Income
				% Change
($ in millions)	3Q19	2Q19	3Q18	LQ	Y/Y
Wealth management and trust fees	$19.1	$18.9	$25.5	1%	(25)%
Investment management fees	2.5	2.5	3.2	2%	(23)%
Private banking fees [2]	3.6	2.9	2.8	23%	26%
Total core fees and income	$25.2	$24.3	$31.6	4%	(20)%
Total other income	—	0.1	0.7	(100)%	(100)%
Total noninterest income	$25.1	$24.4	$32.3	3%	(22)%

Memo: Excluding BOS
Wealth management and trust fees (non-GAAP) [3]	$19.1	$18.9	$19.6	1%	(3)%
Investment management fees	2.5	2.5	3.2	2%	(23)%
Private banking fees	3.6	2.9	2.8	23%	26%
Total core fees and income (non-GAAP) [3]	$25.2	$24.3	$25.7	4%	(2)%
Total other income	—	0.1	0.7	(100)%	(100)%
Total noninterest income (non-GAAP) [3]	$25.1	$24.4	$26.4	3%	(5)%
[2] Private banking fees includes Other banking fee income and Gain/ (loss) on sale of loans, net [3] Excludes BOS revenue of $5.9 million in 3Q18
As previously announced, KLS and Boston Private Wealth LLC now operate as a single registered investment advisor ("RIA"). Revenue from the RIA, the legacy affiliates, and the trust operations of Boston Private Bank & Trust Company is included as Wealth management and trust fees during the current period and all prior periods.
Total core fees and income for the third quarter of 2019 was $25.2 million, a 4% increase linked quarter, primarily driven by a gain on sale of loans associated with the sale of approximately $90 million of mortgage loans. The 20% decline year-over-year was primarily driven by the divestiture of BOS.
Excluding BOS, Total core fees and income (non-GAAP) decreased 2% year-over-year, primarily driven by lower Investment Management fees and Wealth management and trust fees as a result of negative net flows.

Assets Under Management / Advisory
				% Change
($ in millions)	3Q19	2Q19	3Q18	LQ	Y/Y
Wealth Management and Trust	$14,695	$14,649	$15,598	—%	(6)%
Other [4]	1,533	1,550	2,125	(1)%	(28)%
Total assets under management / advisory	$16,228	$16,199	$17,723	—%	(8)%
[4] Includes results from Dalton, Greiner, Hartman, Maher & Co, LLC ("DGHM")
Total assets under management / advisory were $16.2 billion at the end of the third quarter of 2019, flat linked quarter and a decrease of 8% year-over-year. The linked quarter comparison was impacted by positive market action partially offset by negative net flows, while the year-over-year decrease was primarily driven by negative net flows in excess of positive market action.
Total net flows were negative $137 million during the third quarter of 2019, of which $100 million were attributable to the Wealth Management & Trust segment.

Noninterest Expense
				% Change
($ in millions)	3Q19	2Q19	3Q18	LQ	Y/Y
Salaries and employee benefits	$31.7	$32.7	$38.9	(3)%	(19)%
Occupancy and equipment	8.3	7.9	8.2	5%	1%
Professional services	4.4	3.3	2.9	34%	54%
Marketing and business development	1.4	1.9	1.7	(27)%	(18)%
Information systems	5.2	5.1	6.2	1%	(17)%
Amortization of intangibles	0.7	0.7	0.8	—%	(11)%
FDIC insurance	0.1	0.6	0.7	(90)%	(91)%
Restructuring	—	—	5.8	—%	(100)%
Other	3.9	3.5	3.4	11%	12%
Total noninterest expense	$55.5	$55.7	$68.6	—%	(19)%

Memo: Excluding Notable Items[5] and BOS
Restructuring	—	—	5.8	—%	(100)%
BOS noninterest expense	—	—	4.0	—%	(100)%
Total noninterest expense (non-GAAP)	$55.5	$55.7	$58.8	—%	(6)%
[5] "Notable Items" include a $5.8 million restructuring expense in 3Q18
Total noninterest expense was flat linked quarter as lower salaries and employee benefits expense, marketing and business development expense, and an FDIC insurance assessment credit offset higher professional services expense and higher occupancy and equipment expense.
Excluding Notable Items and BOS, Total noninterest expense (non-GAAP) for the third quarter of 2019 was $55.5 million, flat linked quarter and down 6% year-over-year. The year-over-year decline was primarily attributable to efficiency initiatives primarily impacting compensation and technology.

Income Tax Expense

The Company's effective tax rate for the third quarter of 2019 was 21.6%.

Loans and Deposits - QTD Averages
				% Change
($ in millions)	3Q19	2Q19	3Q18	LQ	Y/Y
Commercial and industrial	$1,102	$1,092	$999	1%	10%
Commercial real estate	2,518	2,507	2,475	—%	2%
Construction and land	196	203	179	(3)%	9%
Residential	3,016	3,009	2,837	—%	6%
Home equity	89	91	94	(3)%	(5)%
Other consumer	128	125	163	3%	(22)%
Total loans	$7,049	$7,026	$6,747	—%	4%

Non-interest bearing deposits	1,953	1,927	2,064	1%	(5)%
Interest bearing deposits	4,705	4,664	4,668	1%	1%
Total deposits	$6,658	$6,591	$6,732	1%	(1)%

Non-interest bearing deposits as a % of Total deposits	29%	29%	31%
Average total loans in the third quarter of 2019 increased 4% year-over-year, primarily driven by increases in Residential loans and Commercial and industrial loans. End of period residential loans declined $62 million linked quarter to $3.0 billion following a loan sale of approximately $90 million that was completed in September of 2019.
Average total deposits decreased 1% year-over-year, primarily driven by a decline in demand deposit accounts, partially offset by growth in money market accounts and certificates of deposits.

The cost of total deposits was 0.92%, an increase of 4 basis points linked quarter and 24 basis points year-over-year.

Provision and Asset Quality

($ in millions)	3Q19	2Q19	1Q19	4Q18	3Q18
Provision/ (credit) for loan loss	$0.2	$1.4	$(1.4)	$0.1	$(0.9)
Total criticized and classified loans	139.0	141.7	141.3	146.6	134.7
Total nonaccrual loans	17.6	17.2	12.0	14.1	12.1
Total loans 30-89 days past due and accruing	4.2	2.4	17.7	22.3	11.6
Total net loans (charged-off)/ recovered	0.1	(0.1)	(0.1)	1.7	1.0

Ratios:
Allowance for loan losses as a % of Total loans	1.07%	1.06%	1.07%	1.09%	1.09%
Nonaccrual loans as a % of Total loans	0.25%	0.24%	0.17%	0.20%	0.18%
The Company recorded a provision expense of $0.2 million for the third quarter of 2019, compared to a provision expense of $1.4 million for the second quarter of 2019 and a provision credit of $0.9 million in the third quarter of 2018. The provision expense in the third quarter of 2019 was primarily driven by required reserves for criticized and classified loans, partially offset by lower reserves for pass-rated loans.
Total criticized loans as of September 30, 2019 was $139.0 million, a 2% decline linked quarter and an increase of 3% year-over-year. Total nonaccrual loans as of September 30, 2019 was $17.6 million, or 25 basis points of Total loans, compared to $17.2 million, or 24 basis points of total loans as of June 30, 2019, and $12.1 million, or 18 basis points of Total loans as of September 30, 2018.

Capital

($ in millions, except for per share data)	3Q19	2Q19	1Q19	4Q18	3Q18
Tangible common equity/ Tangible assets (non-GAAP)	8.6%	8.4%	8.3%	8.1%	7.8%
Tangible book value per share (non-GAAP)	$8.90	$8.71	$8.47	$8.18	$7.67

Regulatory Capital Ratios: [6]
Tier 1 common equity	11.2%	11.2%	11.4%	11.4%	11.1%
Total risk-based capital	13.9%	13.9%	14.2%	14.3%	14.1%
Tier 1 risk-based capital	12.8%	12.7%	13.0%	13.0%	12.8%
Tier 1 leverage capital	9.7%	9.6%	9.7%	9.5%	9.2%

Common Equity Repurchase Program:
Total shares of common stock repurchased	678,165	—	—	1,505,521	137,144
Average price paid per share of common stock	$10.61	—	—	$12.02	$13.89
Aggregate repurchases of common equity ($ in millions)	$7.2	—	—	$18.1	$1.9
[6] Current quarter information is presented based on estimated data.
During the third quarter of 2019, the Company implemented a $20 million share repurchase program and repurchased 678,165 shares of common stock at an average cost of $10.61 per share. $12.8 million remains available to be repurchased under the current program.
Tangible book value per share as of September 30, 2019 increased 2% linked quarter and 16% year-over-year to $8.90. The linked quarter increase in Tangible book value per share was primarily driven by increased retained earnings and higher accumulated other comprehensive income related to unrealized securities gains, partially offset by common share repurchases.

EPS Calculation
For calculation of income for EPS, third quarter 2019 Net income attributable to the common shareholders was positively impacted by $0.3 million related to the change in value of Redeemable noncontrolling interests (“RNCI”).

Dividend Payments
Concurrent with the release of third quarter 2019 earnings, the Board of Directors of the Company declared a cash dividend payable to common shareholders of $0.12 per share. The record date for this dividend is November 8, 2019, and the payment date is November 22, 2019.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include: return on average common equity; return on average tangible common equity; pre-tax, pre-provision income; net interest income and net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as core net interest income, and core net interest margin, respectively; tangible common equity / tangible assets, total noninterest expense excluding intangibles and restructuring, if any; the efficiency ratio excluding amortization and intangibles, and restructuring, if any; net income attributable to the Company excluding notable items; net income attributable to the common shareholders, treasury stock method, excluding notable items; diluted earnings per share excluding notable items; operating basis total revenue; operating basis total noninterest expenses
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is included in the tables of this release and beginning on page 18 of the attached financial statements.

Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Friday, October 25, 2019, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 9751347

Replay Information:
Available from October 25, 2019 at 12:00 p.m Eastern Time until November 1, 2019
Dial In #: (877) 344-7529
Conference Number: 10135524
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

About Boston Private
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management, Trust, and Commercial and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, and Florida. The Company has total assets of greater than $8 billion, and manages over $16 billion of client assets.
The Company’s affiliates serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Balance Sheet
Unaudited ($ in thousands, except share and per share data)
	3Q19	2Q19	1Q19	4Q18	3Q18
ASSETS:
Cash and cash equivalents	$78,010	$65,756	$96,211	$127,259	$92,634
Investment securities available-for-sale	935,538	966,731	981,951	994,065	1,056,261
Investment securities held-to-maturity	51,379	54,482	67,548	70,438	75,468
Equity securities at fair value	21,780	19,092	7,491	14,228	7,079
Stock in Federal Home Loan Bank and Federal Reserve Bank	47,756	64,453	47,053	49,263	48,727
Loans held for sale	6,658	3,640	280	2,812	3,344
Loans	7,067,151	7,080,260	6,926,968	6,893,158	6,720,420
Less: Allowance for loan losses	75,359	75,067	73,814	75,312	73,500
Loans, net of allowance for loan losses	6,991,792	7,005,193	6,853,154	6,817,846	6,646,920
Other real estate owned (“OREO”)	—	—	—	401	108
Premises and equipment, net	42,658	40,244	42,938	45,412	47,399
Goodwill [7]	57,607	57,607	57,607	57,607	75,598
Intangible assets, net [7]	10,622	10,884	11,555	12,227	13,834
Accrued interest receivable	24,851	26,411	25,935	24,366	24,641
Deferred income taxes, net	15,704	17,183	22,844	26,638	27,833
Right-of-use assets	107,045	110,880	104,644	—	—
Other assets [7]	299,544	270,317	252,932	252,063	255,994
TOTAL ASSETS	$8,690,944	$8,712,873	$8,572,143	$8,494,625	$8,375,840

LIABILITIES:
Deposits	$6,658,242	$6,437,963	$6,779,845	$6,781,170	$6,768,723
Securities sold under agreements to repurchase	48,860	62,372	58,329	36,928	39,453
Federal funds purchased	230,000	135,000	—	250,000	120,000
Federal Home Loan Bank borrowings	570,904	920,068	615,070	420,144	441,836
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Lease liabilities	122,799	126,740	120,162	—	—
Other liabilities [7]	143,607	124,370	112,893	143,540	149,770
TOTAL LIABILITIES	7,880,775	7,912,876	7,792,662	7,738,145	7,626,145

REDEEMABLE NONCONTROLLING INTEREST (“RNCI”)	1,481	1,786	662	2,526	11,686
SHAREHOLDERS' EQUITY:
Common stock, $1.00 par value; authorized: 170,000,000 shares	83,242	83,774	83,774	83,656	84,603
Additional paid-in capital	599,877	603,869	604,288	600,196	614,157
Retained earnings	116,210	106,443	97,155	87,821	64,618
Accumulated other comprehensive income/ (loss)	9,359	4,125	(6,398)	(17,719)	(27,578)
TOTAL COMPANY'S SHAREHOLDERS' EQUITY	808,688	798,211	778,819	753,954	735,800
Noncontrolling interests	—	—	—	—	2,209
TOTAL SHAREHOLDERS' EQUITY	808,688	798,211	778,819	753,954	738,009
TOTAL LIABILITIES, RNCI, AND SHAREHOLDERS' EQUITY	$8,690,944	$8,712,873	$8,572,143	$8,494,625	$8,375,840

7 On December 3, 2018, the Company completed the sale of its ownership interest in BOS to the management team of BOS for an upfront cash payment and an eight-year revenue sharing agreement with BOS. For regulatory purposes, the goodwill and intangible assets of BOS are included in consolidated calculations through the closing date.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statement
Unaudited ($ in thousands, except share and per share data)
	3Q19	2Q19	1Q19	4Q18	3Q18
REVENUE:
Interest income	$77,604	$78,728	$76,824	$76,892	$76,101
Interest expense	21,451	21,268	18,486	16,895	16,460
Net interest income	56,153	57,460	58,338	59,997	59,641
Provision/ (credit) for loan losses	167	1,363	(1,426)	93	(949)
Net interest income after provision/ (credit) for loan losses	55,986	56,097	59,764	59,904	60,590

Wealth management and trust fees [8]	19,067	18,912	19,058	23,788	25,505
Investment management fees	2,496	2,455	2,650	2,831	3,245
Private banking fee income	2,658	2,867	2,499	2,033	2,775
Gain on sale of loans, net	934	58	73	39	67
Total core fees and income	25,155	24,292	24,280	28,691	31,592
Total other income	(29)	88	968	17,154	722
TOTAL REVENUE [9]	81,279	81,840	83,586	105,842	91,955

NONINTEREST EXPENSE:
Salaries and employee benefits	31,684	32,706	35,726	36,007	38,944
Occupancy and equipment	8,260	7,852	8,348	7,975	8,164
Professional services	4,435	3,313	3,560	4,229	2,877
Marketing and business development	1,403	1,934	1,085	2,275	1,710
Information systems	5,169	5,137	5,860	6,296	6,233
Amortization of intangibles	671	672	672	680	750
FDIC insurance	59	585	660	739	674
Restructuring	—	—	1,646	2,065	5,763
Other	3,856	3,460	2,996	3,291	3,442
TOTAL NONINTEREST EXPENSE	55,537	55,659	60,553	63,557	68,557

INCOME BEFORE INCOME TAXES	25,575	24,818	24,459	42,192	24,347
Provision for income taxes	5,517	5,369	4,917	8,651	5,461
Net income from continuing operations	20,058	19,449	19,542	33,541	18,886
Net income from discontinued operations [10]	—	—	—	306	—
Net income before attribution to noncontrolling interests	20,058	19,449	19,542	33,847	18,886
Less: Net income attributable to noncontrolling interests	96	69	100	545	924
NET INCOME ATTRIBUTABLE TO THE COMPANY	$19,962	$19,380	$19,442	$33,302	$17,962

Adjustments, treasury stock method [11]	304	(816)	1,557	2,694	(829)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$20,266	$18,564	$20,999	$35,996	$17,133

COMMON SHARE DATA:
Weighted average basic shares outstanding	83,631,403	83,565,780	83,285,095	83,750,785	84,017,284
Weighted average diluted shares outstanding [12]	83,956,708	84,048,972	84,010,450	84,863,779	85,498,568
Diluted total earnings per share	$0.24	$0.22	$0.25	$0.42	$0.20

[8] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC, KLS Professional Advisors, BOS, and the trust operations of Boston Private Bank & Trust Company.

[9] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[10] Net income from discontinued operations consists of contingent payments, net of expenses, related to a divested affiliate, Westfield Capital Management Company, LLC. The Company received its final contingent payment in the first quarter of 2018 related to this affiliate and a tax benefit related to deferred taxes in the fourth quarter of 2018.

[11] Adjustments to Net income attributable to the Company to arrive at Net income attributable to common shareholders, treasury stock method, as presented in these tables, include decrease/ (increase) in Noncontrolling interests redemption value.

[12] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statement
Unaudited ($ in thousands, except share and per share data)
	Nine months ended September 30,
	2019	2018
REVENUE:
Interest income	$233,156	$216,012
Interest expense	61,205	41,443
Net interest income	171,951	174,569
Provision/ (credit) for loan losses	104	(2,291)
Net interest income after provision/ (credit) for loan losses	171,847	176,860

Wealth management and trust fees [8]	57,037	76,030
Investment management fees	7,601	18,897
Private banking fee income	8,024	7,793
Gain on sale of loans, net	1,065	204
Total core fees and income	73,727	102,924
Total other income	1,027	1,228
TOTAL REVENUE [9]	246,705	278,721

NONINTEREST EXPENSE:
Salaries and employee benefits	100,116	125,461
Occupancy and equipment	24,460	24,141
Professional services	11,308	8,926
Marketing and business development	4,422	5,373
Information systems	16,166	18,889
Amortization of intangibles	2,015	2,249
FDIC insurance	1,304	2,126
Restructuring	1,646	5,763
Other	10,312	10,870
TOTAL NONINTEREST EXPENSE	171,749	203,798

INCOME BEFORE INCOME TAXES	74,852	77,214
Income tax expense	15,803	28,886
Net income from continuing operations	59,049	48,328
Net income from discontinued operations [10]	—	1,696
Net income before attribution to noncontrolling interests	59,049	50,024
Less: Net income attributable to noncontrolling interests	265	2,942
NET INCOME ATTRIBUTABLE TO THE COMPANY	$58,784	$47,082

Adjustments, treasury stock method [11]	1,045	(4,376)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$59,829	$42,706

COMMON SHARE DATA
Weighted average basic shares outstanding	83,495,361	83,544,754
Weighted average diluted shares outstanding [12]	84,003,281	85,254,295
Diluted total earnings per share	$0.71	$0.50

[8] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC, KLS Professional Advisors, BOS, and the trust operations of Boston Private Bank & Trust Company.

[9] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[10] Net income from discontinued operations consists of contingent payments, net of expenses, related to a divested affiliate, Westfield Capital Management Company, LLC. The Company received its final contingent payment in the first quarter of 2018 related to this affiliate and a tax benefit related to deferred taxes in the fourth quarter of 2018.

[11] Adjustments to Net income attributable to the Company to arrive at Net income attributable to common shareholders, treasury stock method, as presented in these tables, include decrease/ (increase) in Noncontrolling interests redemption value and dividends paid on preferred stock, if any, including deemed dividends on redemption of the 6.95% non-cumulative perpetual preferred stock, Series D (“the Series D preferred stock”), if any. On June 15, 2018, the Company redeemed all $50 million of the outstanding Series D preferred stock.

[12] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Financial Highlights
Unaudited ($ in thousands, except share and per share data)
	3Q19	2Q19	1Q19	4Q18	3Q18
KEY STATISTICS:
Return on average assets (non-GAAP) [13]	0.91%	0.90%	0.93%	1.56%	0.84%
ROACE (non-GAAP) [13]	9.80%	9.83%	10.29%	17.87%	9.67%
ROATCE (non-GAAP) [13]	10.99%	11.06%	11.63%	20.46%	11.37%
Efficiency ratio (non-GAAP) [13]	67.5%	67.2%	69.7%	57.1%	67.0%
Noninterest income to total revenue	30.9%	29.8%	30.2%	43.3%	35.1%

Net interest margin	2.72%	2.78%	2.90%	2.94%	2.90%
Average loan to average deposit ratio	105.9%	106.6%	101.6%	98.0%	100.2%
Cost of total deposits	0.92%	0.88%	0.84%	0.77%	0.68%
Cost of interest-bearing deposits	1.31%	1.25%	1.19%	1.11%	0.98%
Cost of total funding	1.12%	1.11%	1.00%	0.89%	0.86%

Allowance for Loan Loss / Total Loans	1.07%	1.06%	1.07%	1.09%	1.09%
Nonperforming loans / Total Loans	0.25%	0.24%	0.17%	0.20%	0.18%
Net (charge-offs) / recoveries / Total loans [13]	0.01%	(0.01)%	—%	0.10%	0.06%

CAPITAL HIGHLIGHTS:
Tier 1 common equity [14]	$732,980	$726,872	$717,138	$702,728	$674,641
Tier 1 capital [14]	$833,431	$827,299	$817,600	$803,311	$776,328
Total capital [14]	$910,076	$903,675	$892,764	$879,927	$851,399

Risk-weighted assets ("RWA") [14]	$6,533,882	$6,491,184	$6,304,444	$6,161,677	$6,057,002
Average assets for leverage [14]	$8,588,358	$8,617,803	$8,447,143	$8,416,195	$8,436,411

TIer 1 common equity ratio [14]	11.22%	11.20%	11.38%	11.40%	11.14%
Tier 1 ratio [14]	12.76%	12.74%	12.97%	13.04%	12.82%
Total capital ratio [14]	13.93%	13.92%	14.16%	14.28%	14.06%
Leverage ratio [14]	9.70%	9.60%	9.68%	9.54%	9.20%

Total equity / Total assets	9.30%	9.16%	9.09%	8.88%	8.81%
Tangible common equity / Tangible assets (non-GAAP)	8.59%	8.44%	8.35%	8.12%	7.83%

Market price per share	$11.66	$12.07	$10.96	$10.57	$13.65
End of period shares outstanding	83,241,952	83,774,335	83,773,650	83,655,651	84,602,519
Book value per common share	$9.71	$9.53	$9.30	$9.01	$8.72
Tangible book value per share (non-GAAP)	$8.90	$8.71	$8.47	$8.18	$7.67

Common Equity Repurchase Program:
Total shares of common stock repurchased	678,165	—	—	1,505,521	137,144
Average price paid per share of common stock	$10.61	$—	$—	$12.02	$13.89
Aggregate repurchases of common equity ($ in millions)	$7.2	$—	$—	$18.1	$1.9

[13] Annualized [14] Current quarter capital highlights are presented based on estimated data.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated AUM and Balance Sheet - End of Period Balances
Unaudited ($ in thousands)
	3Q19	2Q19	1Q19	4Q18	3Q18

ASSETS UNDER MANAGEMENT AND ADVISORY ("AUM"):
Wealth Management and Trust	$14,695,000	$14,649,000	$14,564,000	$14,206,000	$15,598,000
Other	1,533,000	1,550,000	1,558,000	1,715,000	2,125,000
Total AUM, excluding BOS [15]	16,228,000	16,199,000	16,122,000	15,921,000	17,723,000
AUM at BOS	—	—	—	—	4,714,000
Less: Inter-company relationship	—	—	—	—	(7,000)
Total AUM	$16,228,000	$16,199,000	$16,122,000	$15,921,000	$22,430,000

AUM Reconciliation:
Beginning balance	$16,199,000	$16,122,000	$15,921,000	$17,723,000	$16,861,000
Net flows	(137,000)	(269,000)	(963,000)	(143,000)	260,000
Market	166,000	346,000	1,164,000	(1,659,000)	602,000
Ending balance	$16,228,000	$16,199,000	$16,122,000	$15,921,000	$17,723,000

AUM Net Flows:
Wealth Management & Trust	$(100,000)	$(233,000)	$(580,000)	$(137,000)	$215,000
Other	(37,000)	(36,000)	(383,000)	(6,000)	45,000
Total Net flows	$(137,000)	$(269,000)	$(963,000)	$(143,000)	$260,000

DEPOSITS:
Demand deposits (non-interest bearing)	$1,947,363	$1,854,091	$2,016,838	$1,951,274	$2,001,275
NOW	598,048	563,130	605,852	626,685	568,148
Savings	68,059	68,036	68,102	73,834	72,967
Money market	3,366,623	3,228,608	3,302,244	3,338,892	3,363,062
Certificates of deposit	678,149	724,098	786,809	790,485	763,271
TOTAL DEPOSITS	$6,658,242	$6,437,963	$6,779,845	$6,781,170	$6,768,723

LOANS:
Commercial and Industrial	$695,029	$656,186	$615,370	$623,037	$583,214
Commercial tax exempt	448,488	450,307	449,492	451,671	438,807
Commercial real estate	2,533,346	2,530,556	2,439,048	2,395,692	2,399,080
Construction and land	209,741	200,378	210,618	240,306	197,524
Residential	2,964,042	3,025,758	2,993,132	2,948,973	2,862,879
Home Equity	84,432	89,930	88,620	90,421	93,390
Consumer	132,073	127,145	130,688	143,058	145,526
TOTAL LOANS	$7,067,151	$7,080,260	$6,926,968	$6,893,158	$6,720,420

[15] Assets under management and advisory have been reduced to exclude those assets managed or advised by BOS for periods when BOS was owned by the Company

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Asset Quality
Unaudited ($ in thousands)
	3Q19	2Q19	1Q19	4Q18	3Q18
CHARGE-OFFS:
Loan charge-offs	$(185)	$(195)	$(564)	$(370)	$—
Loan recoveries	310	85	492	2,089	985
NET (CHARGE-OFFS) / RECOVERIES	$125	$(110)	$(72)	$1,719	$985
Net charge-offs to average loans (annualized)	0.01%	(0.01)%	—%	0.10%	0.06%

Net Charge-offs by Loan Type:
Commercial and industrial	$95	$(155)	$188	$(77)	$153
Commercial real estate	27	30	189	1,394	820
Construction and land	—	—	—	—	—
Residential	—	—	100	402	—
Home Equity	6	—	(562)	—	—
Consumer	(3)	15	13	—	12
NET (CHARGE-OFFS) / RECOVERIES	$125	$(110)	$(72)	$1,719	$985

NONPERFORMING LOAN DATA:
Special mention loans	$58,133	$70,677	$86,787	$78,528	$67,406

Accruing classified loans [16]	63,278	53,883	42,521	54,095	55,380
Nonaccrual loans	17,565	17,155	12,019	14,057	12,097
Total Classified	80,843	71,038	54,540	68,152	67,477
Criticized and Classified Loans	$138,976	$141,715	$141,327	$146,680	$134,883

Loans 30-89 days past due and accruing [17]	$4,179	$2,434	$17,715	$22,299	$11,607

[16] Accruing classified loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

17 In addition to loans 30-89 days past due and accruing, at June 30, 2019, the Company had one loan totaling $0.9 million that was more than 90 days past due but still on accrual status. This loan originated in the New England region. The Company had no loans outstanding more than 90 days past due but still on accrual status in comparative periods.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance			Interest Income/Expense			Average Yield/Rate
	3Q19	2Q19	3Q18	3Q19	2Q19	3Q18	3Q19	2Q19	3Q18
INTEREST-EARNING ASSETS
Cash and investments:
Taxable investment securities	$198,655	$227,029	$324,583	$938	$1,121	$1,510	1.95%	1.98%	1.86%
Non-taxable investment securities	305,108	304,309	297,710	1,924	1,901	1,779	2.52%	2.50%	2.39%
Mortgage-backed securities	492,514	508,033	552,820	2,622	2,706	2,941	2.13%	2.13%	2.13%
Short-term investments and other	101,958	130,363	204,814	1,084	1,057	1,617	4.06%	3.23%	3.11%
Total cash and investments	1,098,235	1,169,734	1,379,927	6,568	6,785	7,847	2.39%	2.32%	2.27%
Loans: [18]
Commercial and industrial	1,101,672	1,091,903	998,817	11,523	11,170	9,894	4.09%	4.05%	3.88%
Commercial real estate	2,518,048	2,506,637	2,475,143	29,118	29,953	29,482	4.52%	4.73%	4.66%
Construction and land	195,843	202,609	179,248	2,410	2,559	2,193	4.82%	5.00%	4.79%
Residential	3,016,265	3,008,753	2,836,593	25,567	25,735	23,907	3.39%	3.42%	3.37%
Home equity	89,068	91,384	94,050	1,121	1,146	1,089	4.99%	5.03%	4.59%
Other consumer	127,987	124,778	163,224	1,297	1,380	1,689	4.02%	4.43%	4.11%
Total loans	7,048,883	7,026,064	6,747,075	71,036	71,943	68,254	3.98%	4.07%	3.99%
Total earning assets	8,147,118	8,195,798	8,127,002	77,604	78,728	76,101	3.76%	3.82%	3.70%

LESS: Allowance for loan losses	75,199	73,856	73,861
Cash and due from banks	49,065	45,705	46,056
Other assets	544,368	511,859	392,757
TOTAL AVERAGE ASSETS	$8,665,352	$8,679,506	$8,491,954

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [19]
Savings and NOW	$615,730	$684,507	$693,419	$275	$276	$301	0.18%	0.16%	0.17%
Money market	3,378,006	3,226,569	3,244,628	11,523	10,476	8,110	1.35%	1.30%	0.99%
Certificates of deposit	711,299	752,500	730,117	3,689	3,763	3,076	2.06%	2.01%	1.67%
Total interest-bearing deposits [19]	4,705,035	4,663,576	4,668,164	15,487	14,515	11,487	1.31%	1.25%	0.98%
Junior subordinated debentures	106,363	106,363	106,363	1,022	1,080	1,028	3.76%	4.02%	3.78%
FHLB borrowings and other	833,535	952,645	768,015	4,942	5,673	3,945	2.32%	2.36%	2.01%
Total interest-bearing liabilities [19]	5,644,933	5,722,584	5,542,542	21,451	21,268	16,460	1.50%	1.48%	1.17%

Non-interest bearing demand deposits [19]	1,953,214	1,926,591	2,063,642
Other liabilities	258,371	238,544	135,508
Total average liabilities	7,856,518	7,887,719	7,741,692
Redeemable noncontrolling interests	944	943	13,074
Average shareholders’ equity	807,890	790,844	737,188
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$8,665,352	$8,679,506	$8,491,954
Net interest income				$56,153	$57,460	$59,641
Interest rate spread							2.26%	2.34%	2.53%
Net interest margin							2.72%	2.78%	2.90%

Average total deposits [19]	$6,658,249	$6,590,167	$6,731,806				0.92%	0.88%	0.68%
Average total deposits and borrowings [19]	$7,598,147	$7,649,175	$7,606,184				1.12%	1.11%	0.86%
[18] Average loans includes Loans held for sale and Nonaccrual loans

[19] Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance		Interest Income/Expense		Average Yield/Rate
	Nine Months Ended		Nine Months Ended		Nine Months Ended
INTEREST-EARNING ASSETS	9/30/19	9/30/18	9/30/19	9/30/18	9/30/19	9/30/18
Cash and investments:
Taxable investment securities	$223,072	$328,054	$3,244	$4,521	1.94%	1.84%
Non-taxable investment securities	305,422	297,509	5,726	5,261	2.50%	2.36%
Mortgage-backed securities	507,338	570,578	8,225	9,168	2.16%	2.14%
Short-term investments and other	104,225	174,736	3,049	3,831	3.78%	2.91%
Total cash and investments	1,140,057	1,370,877	20,244	22,781	2.36%	2.21%
Loans: [18]
Commercial and industrial	1,088,027	969,063	33,673	27,554	4.08%	3.75%
Commercial real estate	2,474,804	2,464,788	87,222	83,020	4.65%	4.44%
Construction and land	203,211	171,825	7,610	6,142	4.94%	4.71%
Residential	2,999,480	2,771,875	76,847	68,263	3.42%	3.28%
Home equity	90,361	95,217	3,388	3,172	5.01%	4.45%
Other consumer	128,879	176,086	4,172	5,080	4.33%	3.86%
Total loans	6,984,762	6,648,854	212,912	193,231	4.04%	3.85%
Total earning assets	8,124,819	8,019,731	233,156	216,012	3.80%	3.57%

LESS: Allowance for loan losses	74,863	73,894
Cash and due from banks (non-interest bearing)	46,906	47,859
Other assets	516,642	404,375
TOTAL AVERAGE ASSETS	$8,613,504	$8,398,071

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [19]
Savings and NOW	$658,154	$709,751	$847	$820	0.17%	0.15%
Money market	3,317,117	3,139,107	32,072	17,967	1.29%	0.77%
Certificates of deposit	746,453	691,670	11,141	7,589	2.00%	1.47%
Total interest-bearing deposits [19]	4,721,724	4,540,528	44,060	26,376	1.25%	0.78%
Junior subordinated debentures	106,363	106,363	3,223	2,882	4.05%	3.62%
FHLB borrowings and other	801,519	889,178	13,922	12,185	2.29%	1.81%
Total interest-bearing liabilities [19]	5,629,606	5,536,069	61,205	41,443	1.45%	1.00%

Non-interest bearing demand deposits [19]	1,949,948	1,948,573
Payables and other liabilities	243,370	130,410
Total average liabilities	7,822,924	7,615,052
Redeemable noncontrolling interests	1,642	16,294
Average shareholders’ equity	788,938	766,725
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$8,613,504	$8,398,071
Net interest income			$171,951	$174,569
Interest rate spread					2.35%	2.57%
Net interest margin					2.80%	2.88%

Average total deposits [19]	$6,671,672	$6,489,101			0.88%	0.54%
Average total deposits and borrowings [19]	$7,579,554	$7,484,642			1.08%	0.74%
[18] Average loans includes Loans held for sale and Nonaccrual loans

[19] Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Regional Loan Data
Unaudited ($ in thousands)
	3Q19	2Q19	1Q19	4Q18	3Q18
LOANS: [20]
New England	$3,868,690	$3,957,221	$3,901,644	$3,890,607	$3,783,032
San Francisco Bay Area	1,559,569	1,538,441	1,499,626	1,488,017	1,491,528
Southern California	1,638,892	1,584,598	1,525,698	1,514,534	1,445,860
Total loans	$7,067,151	$7,080,260	$6,926,968	$6,893,158	$6,720,420

Loans (charged-off) / recovered, net:
New England	$275	$31	$222	$(100)	$232
San Francisco Bay Area	6	20	18	1,804	706
Southern California	(156)	(161)	(312)	15	47
Total net loans (charged-off) / recovered	$125	$(110)	$(72)	$1,719	$985

Special mention loans:
New England	$19,828	$35,235	$34,675	$31,147	$20,382
San Francisco Bay Area	4,821	10,360	23,486	18,585	18,359
Southern California	33,484	25,082	28,626	28,796	28,665
Total special mention loans	$58,133	$70,677	$86,787	$78,528	$67,406

Accruing classified loans:
New England	$21,830	$13,012	$15,830	$10,392	$10,083
San Francisco Bay Area	23,938	25,957	20,801	24,584	24,252
Southern California	17,510	14,914	5,890	19,119	21,045
Total accruing classified loans	$63,278	$53,883	$42,521	$54,095	$55,380

Nonaccruing loans:
New England	$8,999	$8,837	$6,161	$6,728	$5,131
San Francisco Bay Area	2,395	2,644	2,480	2,488	1,169
Southern California	6,171	5,674	3,378	4,841	5,797
Total nonaccruing loans	$17,565	$17,155	$12,019	$14,057	$12,097

[20] The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lenders' regional offices.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands)
	3Q19	2Q19	1Q19	4Q18	3Q18

ROACE AND ROATCE:
Net income attributable to the Company (GAAP) (A)	$19,962	$19,380	$19,442	$33,302	$17,962
ADD: Amortization of intangibles, net of tax	530	531	531	537	593
Tangible common net income (non-GAAP) (B)	$20,492	$19,911	$19,973	$33,839	$18,555

Total average shareholders’ equity (C)	$807,890	$790,844	$766,283	$739,313	$737,188
LESS: Average goodwill and intangible assets, net	(68,359)	(68,889)	(69,498)	(83,153)	(89,830)
Average tangible common equity (non-GAAP) (D)	$739,531	$721,955	$696,785	$656,160	$647,358

ROACE (annualized) (A / C)	9.80%	9.83%	10.29%	17.87%	9.67%
ROATCE (annualized) (B / D)	10.99%	11.06%	11.63%	20.46%	11.37%

PRE-TAX, PRE-PROVISION INCOME:
Income before income taxes (GAAP)	$25,575	$24,818	$24,459	$42,192	$24,347
ADD BACK: Provision/ (credit) for loan losses	167	1,363	(1,426)	93	(949)
Pre-tax, pre-provision income (non-GAAP)	$25,742	$26,181	$23,033	$42,285	$23,398

CORE NET INTEREST INCOME AND MARGIN:
Net interest income (GAAP)	$56,153	$57,460	$58,338	$59,997	$59,641
LESS: Interest recovered on previous nonaccrual loans	180	—	258	986	986
Net interest income, excluding interest recovered while loans on nonaccrual status ("Core net interest income") (non-GAAP)	$55,973	$57,460	$58,080	$59,011	$58,655
Net interest margin, excluding interest recovered while loans on nonaccrual status ("Core net interest margin") (non-GAAP)	2.71%	2.78%	2.89%	2.90%	2.90%

TANGIBLE COMMON EQUITY:
Total Shareholders’ Equity (GAAP)	$808,688	$798,211	$778,819	$753,954	$738,009
LESS: Goodwill and intangible assets, net	(68,229)	(68,491)	(69,162)	(69,834)	(89,432)
Tangible common equity (non-GAAP) (A)	$740,459	$729,720	$709,657	$684,120	$648,577

Total Assets (GAAP)	$8,690,944	$8,712,873	$8,572,143	$8,494,625	$8,375,840
LESS: Goodwill and intangible assets, net	(68,229)	(68,491)	(69,162)	(69,834)	(89,432)
Tangible assets (non-GAAP) (B)	$8,622,715	$8,644,382	$8,502,981	$8,424,791	$8,286,408

End of Period Shares Outstanding (C)	83,241,952	83,774,335	83,773,650	83,655,651	84,602,519

Tangible common equity/ Tangible assets (non-GAAP) (A / B)	8.59%	8.44%	8.35%	8.12%	7.83%
Tangible Book Value Per Share (non-GAAP) (A / C)	$8.90	$8.71	$8.47	$8.18	$7.67

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands)
	3Q19	2Q19	1Q19	4Q18	3Q18
RETURN ON AVERAGE ASSETS:
Net income (GAAP) (A)	$19,962	$19,380	$19,442	$33,302	$17,962
Average Assets (non-GAAP) (B)	8,665,352	8,679,506	8,493,725	8,445,298	8,491,954
Return on average assets (non-GAAP) (A / B)	0.91%	0.90%	0.93%	1.56%	0.84%

EFFICIENCY RATIO:
Total noninterest expense (GAAP) (A)	$55,537	$55,659	$60,553	$63,557	$68,557
Less: Amortization of intangibles	671	672	672	680	750
Less: Restructuring	—	—	1,646	2,065	5,763
Total noninterest expense (non-GAAP) (B)	$54,866	$54,987	$58,235	$60,812	$62,044

Net interest income (GAAP)	$56,153	$57,460	$58,338	$59,997	$59,641
Total core fees and income (GAAP)	25,155	24,292	24,280	28,691	31,592
Gain on sale of affiliate (GAAP)	—	—	—	18,142	—
Total other income (GAAP)	(29)	88	968	(988)	722
Total revenue (C)	$81,279	$81,840	$83,586	$105,842	$91,955

Efficiency ratio (GAAP) (A / C)	68.3%	68.0%	72.4%	60.0%	74.6%
Efficiency ratio, excluding amortization of intangibles and restructuring, if any (non-GAAP) (B / C)	67.5%	67.2%	69.7%	57.1%	67.0%

OTHER INCOME: (GAAP)
Gain/ (loss) on sale of investments, net	$—	$—	$—	$(596)	$—
Gain/ (loss) on OREO, net	—	—	91	—	—
Gain on sale of affiliate	—	—	—	18,142	—
Other	(29)	88	877	(392)	722
Total other income (GAAP)	$(29)	$88	$968	$17,154	$722

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP measures: Operating Adjustments
Unaudited ($ in thousands, except share and per share data)
	3Q19	2Q19	1Q19	4Q18	3Q18
NET INCOME ATTRIBUTABLE TO THE COMPANY:
NET INCOME ATTRIBUTABLE TO THE COMPANY (GAAP)	$19,962	$19,380	$19,442	$33,302	$17,962
LESS: Gain on sale of affiliate	—	—	—	18,142	—
ADD: Information services [21]	—	—	—	(441)	—
ADD: Restructuring	—	—	1,646	2,065	5,763
ADD: Tax adjustments [22]	—	—	—	3,502	—
Tax effect at statutory rate	—	—	(346)	(341)	(1,210)
NET INCOME ATTRIBUTABLE TO THE COMPANY (NON-GAAP)	$19,962	$19,380	$20,742	$19,945	$22,515

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS:
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (GAAP)	$20,266	$18,564	$20,999	$35,996	$17,133
LESS: Gain on sale of affiliate	—	—	—	18,142	—
ADD: Information services [21]	—	—	—	(441)	—
ADD: Restructuring	—	—	1,646	2,065	5,763
ADD: Tax adjustments [22]	—	—	—	3,502	—
Tax effect at statutory rate	—	—	(346)	(341)	(1,210)
Net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$20,266	$18,564	$22,299	$22,639	$21,686

Weighted average diluted shares outstanding	83,956,708	84,048,972	84,010,450	84,863,779	85,498,568
Diluted total earnings per share (GAAP)	$0.24	$0.22	$0.25	$0.42	$0.20
Diluted total earnings per share, excluding notable items (non-GAAP)	$0.24	$0.22	$0.27	$0.27	$0.25

Average common equity (non-GAAP)	$807,890	$790,844	$766,283	$739,313	$737,188
Average tangible common equity (non-GAAP)	$739,531	$721,955	$696,785	$656,160	$647,358
Return on average common equity, excluding notable items (non-GAAP)	9.80%	9.83%	10.98%	10.70%	12.12%
Return on average tangible common equity, excluding notable items (non-GAAP)	10.99%	11.06%	12.38%	12.38%	14.16%

Pre-tax, pre-provision income (non-GAAP)	$25,742	$26,181	$23,033	$42,285	$23,398
LESS: Gain on sale of affiliate	—	—	—	18,142	—
ADD: Information services [21]	—	—	—	(441)	—
ADD: Restructuring	—	—	1,646	2,065	5,763
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$25,742	$26,181	$24,679	$25,767	$29,161

21 In the fourth quarter of 2018, $0.4 million of Information services expense was reclassified to Restructuring expense in conjunction with the announcement of the Company's formal restructuring plan.

[22] Additional tax expense in the fourth quarter of 2018 relates to the completion of the sale of BOS.